Exhibit 1.2

Constitution

of

Pharmaxis Ltd

ACN 082 811 630

Pharmaxis Ltd Constitution (Amended November 2007 v1)

36.	Chairman	15
37.	Regulation of meetings	15
38.	Adjournment	16
39.	How shareholders make decisions at meetings	16
40.	How voting is carried out	16
41.	Polls	17
42.	How many votes a shareholder has	17
43.	Challenging a right to vote	19
44.	Proxies, attorneys and representatives	19
45.	Proportional takeovers	21

Part 6 - Directors		23

46.	Number of Directors	23
47.	Appointment of Directors	23
48.	Compulsory retirement	23
49.	Vacation of office	24
50.	Alternate Directors	24
51.	Remuneration	25
52.	Share qualification	26
53.	Director’s interests	26

Part 7 - Proceedings of Directors		27

54.	Circulating resolutions	27
55.	Meetings	27
56.	Calling meetings	27
57.	Notice	27
58.	Quorum	28
59.	Chairman and deputy chairman	28
60.	Decisions of Directors	29

Part 8 - Directors’ powers		29

61.	General powers	29
62.	Execution of documents	29
63.	Negotiable instruments	30
64.	Committee and delegate	30
65.	Attorney and agent	30

Part 9 - Executive officers		31

66.	Managing Director	31
67.	Company secretary	31
68.	Indemnity	31

Part 10 - Dividends		32

69.	Who may determine Dividends	32
70.	Dividends for different classes	32
71.	Dividends proportional to paid up capital	32
72.	Transfers before payment of Dividend	33

Pharmaxis Ltd Constitution (Amended November 2007 v1)

73.	No interest	33
74.	Calls	33
75.	Capitalising profits	33
76.	Transfer of assets	33
77.	Notice of Dividend	34
78.	Payments	34
79.	Dividend reinvestment plan	34
80.	Dividend selection plan	34
81.	Unclaimed Dividends	35
82.	Restricted securities	35

Part 11 - Winding up		35

83.	Distribution of assets	35
84.	Distribution of property in kind	35
85.	Restricted shares	36
86.	Commissions	36

Part 12 - Records		36

87.	Register	36
88.	Branch registers	36
89.	Inspection	36
90.	Evidence of register	36
91.	Minute book	37
92.	Evidence of minutes	37
93.	Financial records	37
94.	Inspection	37

Part 13 - Notices and interpretation		37

95.	In writing	37
96.	Notice to shareholders	37
97.	Notice to Directors	38
98.	Notice to the Company	39
99.	Addresses outside Australia	39
100.	Time of service	39
101.	Listing Rules	39
102.	Operating rules of CS facility	40
103.	Interpretation	40
104.	Definitions	40

Pharmaxis Ltd Constitution (Amended November 2007 v1)

Pharmaxis Ltd

ACN 082 811 630

Constitution

Part 1 - Preliminary

1.	Name

The Company’s name is Pharmaxis Ltd or other name adopted from time to time.

2.	Nature of Company

The Company is a public company limited by shares.

3.	Replaceable rules

The replaceable rules in the Corporations Act do not apply to the Company.

Part 2 - Shares

4.	Issue of shares

Without limiting the Company’s powers under the Corporations Act, the Company (under the control of the Directors) may:

4.1	issue shares in the Company; and

4.2	grant options over unissued shares in the Company,

on any terms, with any rights or restrictions attached to the shares, at any time, and for any consideration the Directors decide.

5.	Preference shares

5.1	The Company may issue preference shares on terms approved by special resolution of the Company as to:

5.1.1	repayment of capital;

5.1.2	participation in surplus assets and profits;

5.1.3	cumulative and non-cumulative dividends;

5.1.4	voting; and

5.1.5	priority of payment of capital and dividends in relation to other shares or classes of preference shares.

Pharmaxis Ltd Constitution (Amended November 2007 v1)

5.2	The Company may issue new preference shares that rank equally with existing preference shares. A new issue is taken not to vary the rights attached to the existing preference shares.

5.3	The Company may only redeem redeemable preference shares according to their terms of issue.

6.	Variation of classes and class rights

6.1	Subject to the Corporations Act, the Company may:

6.1.1	vary or cancel rights attached to shares in a class of shares; and

6.1.2	convert shares from one class to another by:

(a)	special resolution of the Company; and

(b)	approval of the holders of shares in that class by:

(i)	special resolution passed at a meeting of the holders of shares in that class; or

(ii)	the written consent of shareholders with at least 75% of the votes in that class.

6.2	Part 5 of this constitution (with the necessary changes) applies to meetings of holders of a class of shares.

6.3	The Company may issue new shares that rank equally with existing shares. The new issue is taken not to vary the rights attached to the existing shares.

7.	Alteration of share capital

The Company in general meeting may convert its shares into a larger or smaller number of shares.

8.	Reduction of capital and buy-backs

Subject to the Corporations Act and the Listing Rules if the Company is listed, the Company may:

8.1	reduce its share capital; and

8.2	buy-back shares in itself.

9.	Brokerage

The Company may pay brokerage or commission if a person takes up securities in the Company.

10.	Joint holders

10.1	Two or more persons may hold a share only as joint tenants.

Pharmaxis Ltd Constitution (Amended November 2007 v1)

10.2	Subject to the Corporations Act and the Listing Rules if the Company is listed, the Company need not register more than three persons as joint holders of a share.

11.	Trust not recognised

Except as required by law or this constitution, the Company need not recognise:

11.1	that a person holds a share on trust; or

11.2	any interest in a share except the registered holder’s absolute ownership of the whole share.

12.	Share and option certificates and statements

12.1	When the Company registers securities of any class to a shareholder or option holder, the Company must issue to the shareholder or option holder, without charge, in the discretion of the Directors:

12.1.1	one or more certificates for those securities;

12.1.2	if the Company is bound by the operating rules of a prescribed CS facility in relation to those securities, a statement of holdings or similar required by the operating rules; or

12.1.3	any other document that confirms ownership of the securities as the Directors decide.

12.2	If the Corporations Act so permits, the Company:

12.2.1	need not issue a certificate for the securities; and

12.2.2	may cancel a certificate and not issue a replacement.

12.3	The Company must comply with the Corporations Act, the Listing Rules if the Company is listed, and the operating rules of a prescribed CS facility if the Company is bound by those rules, in issuing those certificates, statements of holdings or other documents.

12.4	If required to issue a certificate, the Company need issue only one certificate for securities registered in more than one name. The Company must deliver that certificate to any one of the registered holders.

12.5	Subject to the Corporations Act, the Listing Rules if the Company is listed, and the operating rules of a prescribed CS facility if the Company is bound by those rules, the Company must issue a replacement certificate for a defaced, worn out, lost or destroyed certificate.

13.	Restricted securities

13.1	If the Company is listed on ASX, then despite any other provision in this constitution:

Pharmaxis Ltd Constitution (Amended November 2007 v1)

13.1.1	restricted securities cannot be disposed of during the escrow period except as permitted by the Listing Rules or ASX;

13.1.2	the Company may ask ASTC to apply a holding lock to prevent a transfer;

13.1.3	the Company must refuse to acknowledge a disposal (including registering a transfer) of restricted securities during the escrow period except as permitted by the Listing Rules or ASX; and

13.1.4	during a breach of the Listing Rules relating to restricted securities, or a breach of a Restriction Agreement, the holder of the restricted securities is not entitled to any Dividend or distribution, or voting rights, in respect of the restricted securities.

13.2	In this clause:

13.2.1	dispose has the same meaning as in the Listing Rules; and

13.2.2	restricted securities has the same meaning as in the Listing Rules.

Part 3 - Calls, liens and forfeiture

14.	Calls

14.1	Subject to the Listing Rules if the Company is listed, and subject to the terms of issue, the Directors may make calls on the holder of a share for any unpaid portion of the issue price of that share at any time.

14.2	The Directors may make a call payable by instalments.

14.3	While the Company is listed on ASX, the Directors must give to the shareholder:

14.3.1	the period of notice of the call required by the Listing Rules; and

14.3.2	a call notice containing the information required by the Listing Rules.

While the Company is not listed on ASX, the Company must give to the shareholder at least 14 days’ notice of a call, specifying the amount payable, and the time and place of payment.

14.4	A call is made when the Directors resolve to make the call.

14.5	The Directors may revoke or postpone a call or extend the time for payment.

14.6	A call is still valid if either or both:

14.6.1	a shareholder does not receive notice of the call; or

14.6.2	the Company accidentally does not give notice of the call to a shareholder.

Pharmaxis Ltd Constitution (Amended November 2007 v1)

14.7	A shareholder must pay to the Company:

14.7.1	the amount called, by the time and at the place specified;

14.7.2	if the amount called is not paid by that time, interest at the rate fixed in this Part on an unpaid call (or instalment) from the date the call (or instalment) becomes presently payable until and including the date of payment; and

14.7.3	costs incurred by the Company in respect of the non-payment or late payment of the call.

14.8	Joint holders of a share and their respective personal representatives are all jointly and severally liable to pay all calls on the share.

14.9	If, by the terms of issue of a share, an amount is payable on issue or at a fixed date, the Company is taken to have properly called that amount and given proper notice of it.

14.10	The Directors may waive all or any part of an amount payable under this clause or the terms of issue of a share.

14.11	The Directors may recover an amount presently payable under this clause from a shareholder in all or any of the following ways:

14.11.1	by suing the shareholder for debt;

14.11.2	by enforcing the lien on the share; or

14.11.3	by declaring forfeit the share.

14.12	A debt is sufficiently proved by evidence that:

14.12.1	the shareholder is registered as a holder or a joint holder of the share; and

14.12.2	the resolution for the call is recorded in the minute book.

14.13	The Directors may authorise the Company:

14.13.1	to accept from a shareholder an amount paid before call;

14.13.2	to pay interest on the amount paid before call, at any rate the Directors decide, from the date of payment until and including the date the call becomes presently payable; and

14.13.3	to repay the amount to the shareholder.

14.14	An amount paid before call is ignored in determining a Dividend or surplus in a winding up.

Pharmaxis Ltd Constitution (Amended November 2007 v1)

15.	Indemnity from taxation

15.1	If the Company is required by law to pay an amount (including a tax) in respect of a shareholder or a share held by that shareholder or a Dividend in respect of a share held by that shareholder:

15.1.1	the shareholder or the shareholder’s personal representative must:

(a)	indemnify the Company against that liability; and

(b)	on demand, reimburse the Company for any payment by the Company, and pay to the Company interest on it at the rate fixed under this Part from the date of payment by the Company until and including the date the shareholder reimburses the Company and pays any costs incurred by the Company because of the payment; and

15.1.2	subject to clause 24, the Company may refuse to register a transfer of any shares by or to the shareholder or the shareholder’s personal representative until payment of all amounts presently payable under this clause.

15.2	The Directors may waive any of the Company’s rights under this clause.

15.3	The Directors may recover an amount presently payable under this clause from a shareholder in both or either of the following ways:

15.3.1	by suing the shareholder for debt; or

15.3.2	by enforcing the lien on the share.

16.	Forfeiture

16.1	The Directors may resolve that a shareholder’s share is forfeited if:

16.1.1	the shareholder does not pay a call or instalment on the share when presently payable;

16.1.2	the Company gives the shareholder notice:

(a)	requiring payment of that call or instalment, any interest on it and any costs incurred by the Company because of the non-payment; and

(b)	stating that the share will be forfeited if the shareholder does not pay to the Company, at the place named, the total amount within 14 days (or any longer period stated) after the notice is given; and

16.1.3	the shareholder does not pay the total amount within that period.

16.2	When a share is forfeited, the Company must:

Pharmaxis Ltd Constitution (Amended November 2007 v1)

16.2.1	notify the former holder that the share is forfeited; and

16.2.2	record the forfeiture and date of forfeiture in the register of shareholders.

A failure to do this does not invalidate the forfeiture.

16.3	The former holder of a forfeited share must pay to the Company:

16.3.1	all calls, instalments, interest and costs in respect of the share to the date of forfeiture; and

16.3.2	interest at the rate fixed in this Part on those amounts from the date of forfeiture until and including the date of payment.

16.4	The forfeiture of a share extinguishes:

16.4.1	the former shareholder’s interest in the share; and

16.4.2	all claims against the Company in respect of the share, including all Dividends presently payable by the Company on the share.

16.5	Subject to the Listing Rules if the Company is listed, the Company may sell or otherwise dispose of a forfeited share on any terms and in any way the Directors decide.

16.6	A certificate by a Director or secretary of the Company that the share was forfeited on a specified date is sufficient evidence of the matter, unless it is proved to be incorrect.

16.7	The Directors may:

16.7.1	waive any of the Company’s rights under this clause; and

16.7.2	before sale or re-issue of a forfeited share, annul the forfeiture on any terms the Directors decide.

17.	Lien

17.1	The Company has a first ranking lien on:

17.1.1	each share registered to a shareholder;

17.1.2	Dividends on the share; and

17.1.3	proceeds of sale of the share,

for:

17.1.4	an unpaid call or instalment that is due but unpaid on the share;

17.1.5	if the share was acquired under an employee incentive scheme or an employee share or option plan, an amount owing to the Company for acquiring the share;

Pharmaxis Ltd Constitution (Amended November 2007 v1)

17.1.6	any amounts the Company is required by law to pay (and has paid) in respect of the shares of that shareholder or deceased former shareholder; and

17.1.7	any indemnity amount or any interest and costs presently payable to the Company under this Part.

17.2	The Company may sell a share to enforce the lien if:

17.2.1	an amount secured by the lien is presently payable;

17.2.2	the Company gives the shareholder notice:

(a)	requiring payment of that amount, any interest on it and any costs incurred by the Company because of the non-payment; and

(b)	stating that the share will be sold if the shareholder does not pay to the Company, at the place named, the total amount within 14 days (or any longer period stated) after service of the notice; and

17.2.3	the shareholder does not pay the total amount within that period.

17.3	The Directors may waive any of the Company’s rights under this clause.

17.4	Registration by the Company of a transfer of a share releases any lien on that share, insofar as the lien relates to money owing by the transferor or previous transferor, unless the Company gives the transferee notice of its claim.

18.	Sale

18.1	The Directors may authorise a person to sign a transfer of a forfeited share or a share sold to enforce a lien.

18.2	The Company must apply the sale price from:

18.2.1	the sale of a forfeited share; and

18.2.2	the sale of a share sold to enforce a lien,

in the following order:

18.2.3	to the costs of the sale;

18.2.4	to the amount presently payable by the former holder to the Company; and

18.2.5	to the former holder or the former holder’s personal representative, on receipt of the certificate for the share.

18.3	The Company must register the purchaser of the share as the holder of the share.

Pharmaxis Ltd Constitution (Amended November 2007 v1)

18.4	The purchaser need not enquire whether the Company:

18.4.1	properly exercised its powers in respect of the share; or

18.4.2	properly applied the sale price for the share.

These matters do not affect the title of the purchaser.

18.5	Unless expressly agreed, the purchaser is not liable for calls and other amounts presently payable in respect of the share before the sale.

19.	Interest

19.1	A shareholder must pay interest under this Part to the Company:

19.1.1	at a rate the Directors decide; or

19.1.2	if the Directors do not decide a rate, at 10% per annum.

19.2	Interest payable to the Company accrues daily.

19.3	The Company may capitalise interest monthly or at any other intervals the Directors decide.

Part 4 - Transfer of shares

20.	Instruments of transfer

Subject to this constitution, a shareholder may transfer a share:

20.1	in the case of transfers effected through a prescribed CS facility, in accordance with the operating rules of the CS facility;

20.2	by an instrument of transfer in any common form or other form approved by the Directors; and

20.3	by any other method of transferring securities recognised by the Corporations Act and ASX if the Company is listed, and also approved by the Directors.

21.	Registration

21.1	If a security transfer is effected through a prescribed CS facility, the Company must comply with the operating rules of the CS facility in respect of that transfer and must not fail to register or give effect to the transfer if it is a proper ASTC transfer of that security.

21.2	If an instrument of transfer is used, it must be:

21.2.1	a proper instrument of transfer for the purpose of the Corporations Act;

21.2.2	delivered to the Company’s share registry, together with any evidence the Directors require to prove:

Pharmaxis Ltd Constitution (Amended November 2007 v1)

(a)	the title of the transferor;

(b)	the transferor’s right to transfer the shares; and

(c)	it is a proper instrument of transfer for the purpose of the Corporations Act.

22.	Effect of transfer

Subject to the operating rules of the CS facility if the Company is bound by those rules, a transferor of shares remains the holder of the shares until the transfer is registered and the name of the transferee is entered in the register of shareholders as the owner of the shares.

23.	No charge

The Company must not charge a fee to register a transfer.

24.	Refusal to register transfer

24.1	If the Company is not listed on ASX, the Directors may refuse to register a transfer of shares only if:

24.1.1	clause 15, 20 or 21 is not complied with;

24.1.2	the shares are not fully paid;

24.1.3	the Company has a lien on the shares; or

24.1.4	the transfer is not a proper instrument of transfer for the purpose of the Corporations Act.

24.2	If the Company is listed on ASX, the Company must not prevent, delay or interfere with the generation of a proper ASTC transfer. However, the Company may ask ASTC to apply a holding lock to prevent a proper ASTC transfer where permitted by the Corporations Act or the Listing Rules. The Company must ask for the application of such a holding lock if the Corporations Act or the Listing Rules so require.

24.3	The Directors must give notice of any refusal to the security holder and any broker lodging the transfer. The notice must set out the reason for the refusal. Failure to do so does not invalidate the decision of the Directors.

25.	Suspension of registration

Subject to the Corporations Act, the Listing Rules if the Company is listed, and the operating rules of the prescribed CS facility if the Company is bound by those rules, the Directors may suspend registration of transfers of shares in the Company at the times and for the periods they decide. The periods of suspension must not exceed an aggregate total of 30 days in any calendar year.

Pharmaxis Ltd Constitution (Amended November 2007 v1)

26.	Company retains instrument of transfer

26.1	The Company may keep an instrument of transfer after registration.

26.2	If demand is made within 12 months after the Company gives notice of a refusal to register and there is no allegation of fraud, the Company must return the instrument of transfer to the depositor.

27.	Death of shareholder

27.1	If a shareholder (other than a joint shareholder) dies, the Company must recognise only the personal representative of the deceased shareholder as being entitled to the deceased shareholder’s shares.

27.2	If a shareholder who owns shares jointly dies, the Company must recognise only the survivor as being entitled to the deceased shareholder’s interest in the shares.

27.3	Whether the deceased shareholder owned the shares solely or jointly, the estate of the deceased shareholder is not released from any liability in respect of the shares.

28.	Transmission

28.1	If a person is entitled to shares because of a Transmission Event and gives the Directors the information they reasonably require to establish the person’s entitlement:

28.1.1	the person may:

(a)	by giving notice to the Company, elect to be registered as the holder of the shares; or

(b)	by giving a completed instrument of transfer to the Company, transfer the shares to another person; and

28.1.2	the person is entitled, whether or not registered as the holder of the shares, to the same rights as the shareholder or deceased shareholder.

28.2	On receiving a notice under clause 28.1.1(a), the Company must register the person as the holder of the shares.

28.3	A transfer under clause 28.1.1(b) is subject to the same rules (for example, about entitlement to transfer and registration of transfers) as apply to transfers generally.

Part 5 - Proceedings of shareholders

29.	One shareholder

While the Company has only one shareholder:

Pharmaxis Ltd Constitution (Amended November 2007 v1)

29.1	it may pass a resolution by the shareholder recording it and signing the record; and

29.2	the rest of this Part does not apply.

30.	Annual general meetings

Subject to the Corporations Act, the Company must hold an annual general meeting at least once in each calendar year and within 5 months after the end of its financial year.

31.	Who may call meetings of shareholders

31.1	A Director may call and arrange a meeting of shareholders at such reasonable time and place as the Director decides.

31.2	The Directors may call and arrange a meeting of shareholders at such reasonable time and place as the Directors decide.

31.3	The Directors must call and arrange a meeting of shareholders when requested by the shareholders as specified in the Corporations Act.

31.4	The shareholders specified in the Corporations Act may call a meeting of shareholders.

32.	How to call meetings of shareholders

32.1	When required by the Corporations Act, at least 28 days’ notice must be given of a general meeting. If 28 days’ notice is not required by the Corporations Act, at least 21 days’ notice must be given of a general meeting. However, unless prohibited by the Corporations Act, the Company may call on shorter notice:

32.1.1	an annual general meeting, if all the shareholders entitled to attend and vote at the annual general meeting agree beforehand; and

32.1.2	any other general meeting, if shareholders with at least 95% of the votes that may be cast at the meeting agree beforehand.

32.2	Notice of a meeting must be given to shareholders, Directors, the auditor and, if the Company is listed, ASX.

32.3	A notice of a general meeting may be given in a form and manner approved by the Directors and must:

32.3.1	set out the place, date and time for the meeting;

32.3.2	state the general nature of the meeting’s business;

32.3.3	if a special resolution is to be proposed at the meeting, set out an intention to propose the special resolution and state the resolution; and

32.3.4	contain a statement setting out the following information:

Pharmaxis Ltd Constitution (Amended November 2007 v1)

(a)	that the shareholder has the right to appoint a proxy;

(b)	that the proxy need not be a shareholder of the Company;

(c)	that a shareholder who is entitled to cast two or more votes may appoint two proxies and may specify the proportion or number of votes each proxy is appointed to exercise; and

(d)	if the Directors have approved other means of casting and recording votes, details of those other means of casting and recording votes.

32.3.5	if the Company is listed on ASX, specify a place and a fax number, and may specify an electronic address, for the purposes of receipt of proxy appointments;

32.3.6	if the Company is listed on ASX, contain a proxy form in accordance with the requirements (if any) of the Listing Rules; and

32.3.7	contain anything else required by the Corporations Act or, if the Company is listed on ASX, the Listing Rules.

32.4	The business of an annual general meeting may include any of the following, even if not referred to in the notice of meeting:

32.4.1	the consideration of the annual financial report, Directors’ report and auditor’s report;

32.4.2	the election of Directors;

32.4.3	the appointment of the auditor; or

32.4.4	the fixing of the auditor’s remuneration.

32.5	Non-receipt of notice of a meeting, or failure to give proper notice of a meeting to a person entitled to receive it, does not invalidate anything done at the meeting if:

32.5.1	the failure was accidental;

32.5.2	the person gives notice to the Company that the person waives proper notice or agrees to the thing done at the meeting; or

32.5.3	the person attends the meeting and:

(a)	does not object at the start of the meeting to the holding of the meeting; or

(b)	if the notice omitted an item of business (including an item of business referred to in clause 32.4), does not object to the consideration of the business when it is presented to the meeting.

Pharmaxis Ltd Constitution (Amended November 2007 v1)

33.	The right to attend meetings

The chairman of the meeting may refuse any person’s (other than a Director) admission to a meeting or require any person (other than a Director) to leave or remain out of the meeting, without limitation, if that person:

33.1	in the opinion of the chairman, is not complying with the reasonable directions of the chairman;

33.2	has any audio or visual recording device;

33.3	has a placard or banner;

33.4	has an article the chairman considers to be dangerous, offensive or liable to cause destruction;

33.5	refuses to comply with security measures undertaken by the Company at the meeting;

33.6	behaves or threatens to behave in a dangerous, offensive or disruptive manner; or

33.7	is not:

33.7.1	a Director;

33.7.2	a member;

33.7.3	a proxy, attorney or representative of a shareholder; or

33.7.4	the auditor.

34.	Membership at a specified time

For the purpose of a particular general meeting, the Directors may decide that the shareholders at a specified time before the meeting, are taken to be the shareholders at the time of the meeting.

35.	Quorum

35.1	If there are less than 20 shareholders on the register of shareholders (counting joint holders of a share as one shareholder), a quorum for a meeting of shareholders is two shareholders entitled to vote. If there are 20 or more shareholders on the register of shareholders (counting joint holders of a share as one shareholder), a quorum is five shareholders entitled to vote.

35.2	In determining whether a quorum is present, the chairman must count shareholders, proxies, attorneys, body corporate representatives and any other persons entitled to vote. However, if a shareholder has more than one proxy, attorney or body corporate representative, the chairman must count only one of them. If an individual is attending both as a shareholder and as a proxy, attorney or body corporate representative, or in any other capacity, the chairman must count them only once.

Pharmaxis Ltd Constitution (Amended November 2007 v1)

35.3	If a quorum is not present within 30 minutes after the time appointed for the meeting:

35.3.1	if the meeting was called on the request of shareholders or by shareholders, the meeting is dissolved; and

35.3.2	any other meeting is adjourned to any day, time and place the Directors decide.

35.4	If a quorum is not present within 30 minutes after the time appointed for an adjourned meeting, the meeting is dissolved.

36.	Chairman

36.1	The chairman of Directors is entitled to chair all meetings of shareholders.

36.2	If there is no chairman of Directors, or if the chairman is not present within 15 minutes after the time appointed for the meeting or is unable or unwilling to act, the deputy chairman of Directors may chair the meeting. If there is no deputy chairman, or if the deputy chairman is not present within 15 minutes after the time appointed for the meeting or is unable or unwilling to act, the Directors present must elect one of themselves to chair the meeting. If they do not do so, the shareholders present must elect a person to chair the meeting.

37.	Regulation of meetings

37.1	Subject to the Corporations Act, the chairman may regulate the meeting of shareholders in any way consistent with this constitution. Without limitation, the chairman of a meeting of shareholders:

37.1.1	is responsible for the general conduct of, and the procedures to be adopted at, the meeting;

37.1.2	may make rulings or adjourn the meeting without putting a question (or any question) to the vote if that action is required to ensure the orderly conduct of the meeting;

37.1.3	may determine the procedures to be adopted for the casting or recording of votes;

37.1.4	may determine any dispute concerning the admission, validity or rejection of a vote at the meeting;

37.1.5	may terminate debate or discussion on any matter being considered at the meeting and require that matter to be put to a vote;

37.1.6	may refuse to allow debate or discussion on any matter which is not business referred to in the notice of meeting or is not business referred to in clause 32.4;

37.1.7	may refuse to allow any amendment to be moved to a resolution set out in the notice of meeting; and

Pharmaxis Ltd Constitution (Amended November 2007 v1)

37.1.8	may delegate to any person any power conferred by this clause 37.

37.2	The powers conferred on the chairman of a meeting of shareholders pursuant to this clause 37 shall not limit the powers otherwise conferred by law.

37.3	Unless the approval of the chairman of the meeting of shareholders is obtained, no person may move at any meeting of shareholders any resolution or any amendment of a resolution.

38.	Adjournment

38.1	The chairman may adjourn a meeting of shareholders to any day, time and place with the consent of the shareholders able to vote at the meeting on a show of hands or a poll.

38.2	The chairman must adjourn a meeting of shareholders if the shareholders able to vote and holding a majority of votes at the meeting agree or direct the chairman to do so. The chairman may adjourn the meeting to any day, time and place.

38.3	When a meeting is adjourned, new notice of the resumed meeting must be given if the meeting is adjourned for more than a month.

38.4	Only unfinished business is to be transacted at a meeting resumed after an adjournment.

39.	How shareholders make decisions at meetings

39.1	A meeting of shareholders makes a decision by passing a resolution. A resolution is passed if more than 50% of the votes cast by the shareholders entitled to vote are in favour of the resolution (unless the law requires a special resolution).

39.2	A special resolution is passed if:

39.2.1	the notice of the meeting sets out an intention to propose the special resolution and states the resolution; and

39.2.2	it is passed by at least 75% of the votes cast by shareholders entitled to vote on the resolution.

40.	How voting is carried out

40.1	Unless a poll is properly requested, a resolution put to the vote at a meeting of shareholders must be decided on a show of hands.

40.2	If a poll is properly requested, the result of the poll is the resolution of the meeting.

40.3	A declaration by the chairman that a resolution is passed, or passed by a particular majority, or lost, and an entry to that effect in the minutes, are sufficient evidence of that fact, unless proved incorrect.

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41.	Polls

41.1	A poll may be requested on any resolution.

41.2	A poll may be requested by:

41.2.1	at least five shareholders entitled to vote on the resolution;

41.2.2	shareholders with at least 5% of the votes that may be cast on the resolution on a poll; or

41.2.3	the chairman.

41.3	A poll may be requested:

41.3.1	before a vote is taken;

41.3.2	before the voting results on a show of hands are declared; or

41.3.3	immediately after the voting results on a show of hands are declared.

41.4	A request for a poll may be withdrawn.

41.5	A poll requested on a matter other than the election of a chairman or the question of an adjournment must be taken when and how the chairman directs.

41.6	A poll on the election of a chairman or the question of an adjournment must be taken immediately.

41.7	A request for a poll does not prevent the meeting dealing with other business.

42.	How many votes a shareholder has

42.1	Subject to the Listing Rules if the Company is listed, this constitution and any special rights or restrictions attached to a share, at a meeting of shareholders:

42.1.1	on a show of hands, each shareholder present (in person, by proxy, attorney or representative) has one vote; and

42.1.2	on a poll, each shareholder present (in person, by proxy, attorney or representative) has:

(a)	one vote for each fully paid share they hold; and

(b)	a fraction of a vote for each partly paid share they hold. The fraction must be equivalent to the proportion which the amount paid (not credited) is of the total amounts paid and payable (excluding amounts credited). Amounts paid in advance of a call are ignored.

42.1.3	where the Directors have approved, consistently with the Corporations Act, other means (including electronic) for the casting and recording of votes by shareholders on any resolution to be put to a general meeting, every shareholder having the right to vote on the resolution has:

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(a)	one vote for each fully paid share they hold; and

(b)	a fraction of a vote for each partly paid share they hold. The fraction must be equivalent to the proportion which the amount paid (not credited) is of the total amounts paid and payable (excluding amounts credited). Amounts paid in advance of a call are ignored.

42.1.4	the Directors may, subject to the Corporations Act and the Listing Rules, determine that, at any general meeting or class meeting, a shareholder who is entitled to attend and vote at that meeting is entitled to give their vote by a valid notice of their voting intention (a Direct Vote). A Direct Vote includes a vote delivered to the Company by post, fax, electronic or other means approved by the Directors. The Directors may specify the form, method and timing of giving a Direct Vote at a meeting in order for the vote to be valid.

42.2	In the case of an equality of votes, on a resolution at a meeting of shareholders (whether on a show of hands or on a poll), the chairman of the meeting has a casting vote in addition to any vote that the chairman of the meeting has in respect of that resolution.

42.3	If a share is held jointly and more than one shareholder votes the share, only the vote of the shareholder whose name appears first in the register of shareholders counts.

42.4	The parent or guardian of an infant shareholder may vote that infant’s share, if the parent or guardian satisfies the Directors of the relationship or appointment before the meeting. If the infant’s parent or guardian votes the share, the infant shareholder must not vote.

42.5	A person may vote a share if:

42.5.1	the person is entitled to be registered as the holder of the share because of a Transmission Event; and

42.5.2	the person satisfies the Directors of that entitlement before the meeting.

The shareholder must not vote a share if another person does so under this sub-clause.

42.6	A shareholder must not vote a share if:

42.6.1	a call or other amount is presently payable in respect of the share;

42.6.2	the shareholder is in breach of a Restriction Agreement in respect of the share; or

42.6.3	the Listing Rules or the Corporations Act require the Company to disregard the shareholder’s vote in respect of the share.

42.7	The chairman must disregard any vote by a shareholder who is not entitled to vote.

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43.	Challenging a right to vote

43.1	A challenge to a right to vote at a meeting of shareholders may only be made:

43.1.1	before the meeting, to the Directors; or

43.1.2	at the meeting, to the chairman of the meeting.

43.2	The challenge must be decided by the Directors or the chairman (as the case may be), which decision is final.

44.	Proxies, attorneys and representatives

44.1	A shareholder, who is entitled to vote at a meeting of shareholders, may vote:

44.1.1	on a show of hands:

(a)	personally;

(b)	by one proxy;

(c)	by one attorney; or

(d)	if a shareholder is a body corporate, by its representative, or by one proxy; or

44.1.2	on a poll:

(a)	personally;

(b)	if the shareholder is entitled to cast two or more votes at the meeting, by not more than two proxies;

(c)	by one attorney;

(d)	if a shareholder is a body corporate, by its representative, or if the shareholder is entitled to cast two or more votes at the meeting, by not more than two proxies; or

(e)	where the Directors have approved other means for the casting and recording votes (including a Direct Vote), in accordance with those approved means of casting and recording votes.

44.2	A proxy, attorney or representative need not be a shareholder of the Company.

44.3	A shareholder may appoint a proxy, attorney or representative for all or for particular meetings of shareholders.

44.4	An appointment of an attorney or representative (including electronic) must be in a form approved by the Directors.

44.5	An appointment of a proxy is valid if it is in a form approved by the Directors and it contains the following information:

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44.5.1	the shareholder’s name and address;

44.5.2	the Company’s name;

44.5.3	the proxy’s name or the name of the office held by the proxy; and

44.5.4	the meetings at which the appointment may be used.

The chairman may decide to accept a proxy even if it contains only some of that information.

44.6	Where a notice of meeting provides for electronic lodgement of proxies, a proxy lodged at the electronic address specified in the notice is taken to have been received at the registered office and signed by the shareholder if there is compliance with the requirements set out in the notice.

44.7	Unless otherwise specified in the appointment, the proxy, attorney or representative may:

44.7.1	agree to short notice for the meeting;

44.7.2	even if the appointment directs how to vote on a particular resolution:

(a)	vote on an amendment to the particular resolution, a motion not to put the particular resolution or any similar motion; and

(b)	vote on a procedural motion, including a motion to elect the chairman, to vacate the chair or adjourn the meeting;

44.7.3	speak at the meeting in respect of any resolution at a meeting in which the proxy, attorney or representative (as applicable) may vote;

44.7.4	vote (but only to the extent allowed by the appointment); and

44.7.5	request, or join in a request, for a poll on any resolution at a meeting of shareholders in which the proxy may vote.

44.8	If a person represents two or more shareholders, on a show of hands that person has only one vote for those shareholders voting in favour of a resolution and one vote for those voting against a resolution.

44.9	If a shareholder appoints two proxies or two attorneys in one instrument and both are present, on a show of hands only the first named proxy or attorney may vote.

44.10	The appointment may specify the proportion or number of votes that the proxy or attorney may exercise. If the shareholder appoints two proxies or two attorneys and the appointment does not specify the proportion or number of the shareholder’s votes each proxy or attorney may exercise, on a poll each proxy or attorney may exercise half of the votes.

44.11	A later appointment of a proxy or attorney revokes an earlier one if both appointments could not be validly exercised at the meeting.

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44.12	An appointment may specify the way a proxy or attorney is to vote on a particular resolution. A proxy may vote only as directed.

44.13	An appointment of a proxy is effective only if the Company receives the appointment (and any authority under which the appointment was signed or certified copy of the authority) at least 48 hours before the meeting or resumed meeting, unless the Directors decide to reduce that time. For the avoidance of doubt, where a meeting is resumed, any proxies received by the Company only apply to the items of business of the meeting which have not been resolved. The Company receives an appointment or authority when it is received at any of the following:

44.13.1	the Company’s registered office;

44.13.2	a fax number at the Company’s registered office; or

44.13.3	a place, fax number or electronic address specified for the purpose in the notice of meeting.

These requirements also apply to an appointment of an attorney.

44.14	Unless the Company receives written notice of the matter before the start or resumption of a meeting, a vote by a proxy, attorney or representative is valid even if:

44.14.1	there is a Transmission Event in respect of the shareholder;

44.14.2	the appointment of the proxy, attorney or representative is revoked;

44.14.3	the shareholder revokes the authority under which the proxy was appointed by a third party; or

44.14.4	the shareholder becomes an externally-administered body corporate.

44.15	A vote by a proxy, attorney or representative is valid even if the shareholder transfers the share for which the appointment was given, if the transfer is not registered at the time of the meeting (or at any earlier time fixed by the Directors so that shareholders at that time are taken to be shareholders at the time of the meeting).

44.16	A proxy or attorney may take part in a meeting of shareholders even if the appointor or representative is present. However, if the appointor or representative votes on a resolution, the proxy or attorney must not vote.

45.	Proportional takeovers

45.1	If offers are made under a proportional takeover bid for securities of the Company:

45.1.1	the registration of a transfer giving effect to a takeover contract for the bid is prohibited unless and until a resolution (an approving resolution) to approve the bid is passed in accordance with this clause;

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45.1.2	a person (other than the bidder or an associate of the bidder) who, as at the end of the day on which the first offer under the bid was made, held bid class securities is entitled to vote on an approving resolution;

45.1.3	the Directors may determine whether an approving resolution is voted on:

(a)	at a meeting, convened and conducted by the Company, of the persons entitled to vote on the resolution; or

(b)	by means of a postal ballot conducted by the Company in accordance with the procedure set out in this clause; and

45.1.4	an approving resolution that has been voted on is taken to have been passed if the proportion that the number of votes in favour of the resolution bears to the total number of votes on the resolution is greater than 50%, and otherwise is taken to have been rejected.

45.2	The provisions that apply to a general meeting of the Company apply, with such modifications as the Directors decide are necessary, to a meeting convened under this clause.

45.3	In a postal ballot:

45.3.1	the Company must send a notice of postal ballot and ballot paper, to all persons holding shares in the relevant class, at least 14 days (or any shorter period the Directors decide) before the ballot closing date;

45.3.2	non-receipt of a notice of postal ballot or ballot paper, or accidental failure to give a notice of postal ballot or ballot paper to a shareholder entitled to receive them, does not invalidate the postal ballot or any resolution passed under the postal ballot;

45.3.3	the notice of postal ballot must contain the text of the proposed resolution and the ballot closing date, and may contain any other information the Directors consider appropriate;

45.3.4	each ballot paper must specify the name of the shareholder entitled to vote;

45.3.5	a postal ballot is only valid if the ballot paper is properly completed and:

(a)	if the shareholder is an individual, signed by the individual or a duly authorised attorney; or

(b)	if the shareholder is a corporation, executed by the corporation in any way permitted by its constitution or the Corporations Act or by a duly authorised officer or duly authorised attorney;

45.3.6

a postal ballot is only valid if the Company receives the ballot paper (and any authority under which the ballot paper is signed or a certified copy of the authority) before the close of business on the ballot closing

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date at the registered office or share registry of the Company or any other place specified for that purpose in the notice of postal ballot; and

45.3.7	a person may revoke a postal ballot vote by notice received by the Company before the close of business on the ballot closing date.

Part 6 - Directors

46.	Number of Directors

46.1	There must be at least three Directors and at most nine Directors.

46.2	The Company in general meeting may:

46.2.1	increase or reduce the number of Directors; and

46.2.2	decide in what rotation the increased or reduced number retires.

47.	Appointment of Directors

47.1	The Directors may appoint a Director.

47.2	The Company in general meeting may appoint a Director.

47.3	A person is eligible for election as a Director at a general meeting only if:

47.3.1	the person is a Director retiring under the next clause and notifies the Company that he or she is available for re-election; or

47.3.2	the person has signed a consent to nomination and lodged it at the Company’s registered office.

The Company must accept these notices and nominations up to 30 Business Days (the same applies in the case of a meeting that shareholders requested the Directors to call) before the general meeting. The Directors may decide to accept these notices and nominations closer to the date of the general meeting. Subject to the Corporations Act, an employee of the Company may be appointed a Director and a Director of the Company may be appointed an employee of the Company.

48.	Compulsory retirement

48.1	The following Directors automatically retire at the end of each annual general meeting:

48.1.1	any Director appointed by the Directors since the last annual general meeting;

48.1.2	one third (or if that is not a whole number, the next lowest whole number) of the other Directors (not counting the managing Director) provided that there must be at least one retiring Director; and

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48.1.3	any Director (not counting the managing Director) for whom this would be the third annual general meeting since their last appointment or three years since their last appointment (whichever is the longer).

48.2	The Directors who must retire under clause 48.1.2 are those Directors who have been longest in office since their initial appointment on registration or their last election (whichever is later). If they became Directors on the same day, they may agree who retires. If they do not agree, they must select by lot who retires.

48.3	This clause does not apply to the managing Director.

49.	Vacation of office

A Director ceases to be a Director if:

49.1	the Corporations Act so provides;

49.2	the Director resigns by notice to the Company;

49.3	the Company in general meeting removes the person as a Director;

49.4	the Director is absent, without the consent of the Directors, from all Directors’ meetings over any six month period;

49.5	the Director becomes mentally incapable and the Director’s estate or property has had a personal representative or trustee appointed to administer it;

49.6	the Director automatically retires under the previous clause; or

49.7	the Director is an executive Director, the Director ceases to be an executive of the Company.

50.	Alternate Directors

50.1	A Director may appoint an alternate for a specified period if the alternate is approved by a majority of Directors.

50.2	An appointment is only effective if:

50.2.1	it is in writing;

50.2.2	both the alternate and the appointor signs it; and

50.2.3	the Company is given notice of it.

50.3	The appointor may terminate the alternate’s appointment at any time.

50.4	A termination is effective only if:

50.4.1	it is in writing;

50.4.2	the appointor signs it; and

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50.4.3	the Company is given notice of it.

50.5	The alternate need not be a shareholder or Director of the Company.

50.6	The alternate is entitled to notice of Directors’ meetings.

50.7	If the appointor is not present, the alternate may:

50.7.1	attend the Directors’ meeting, be counted in the quorum, speak, and vote in the place of the appointor; and

50.7.2	exercise any other powers (except the power to appoint an alternate) that the appointor may exercise.

50.8	A person may only act as an alternate for one Director.

50.9	If the appointor ceases to be a Director, the alternate cannot exercise the appointor’s powers.

50.10	Where:

50.10.1	an appointor ceases to be a Director; and

50.10.2	that appointor’s alternate purports to do an act as a Director,

that act is as valid, in relation to a person dealing with the Company in good faith and for value and without actually knowing that the appointor has ceased to be a Director, as if the appointor had not ceased to be a Director.

50.11	The Company may pay an alternate remuneration in the amount the relevant appointor decides, in reduction of the appointor’s remuneration.

50.12	While acting as a Director, an alternate is an officer of the Company and not the agent of the appointor.

51.	Remuneration

51.1	The Company may remunerate each Director as the Directors decide, but the total amount of the remuneration of non-executive Directors may not exceed the amount fixed by the Company in general meeting for that purpose (if any).

51.2	A Director’s remuneration may be any combination of:

51.2.1	a stated salary;

51.2.2	a fixed sum for each attendance at a Directors’ meeting; and

51.2.3	if a non-executive Director, a share of the amount fixed under clause 51.1 of this clause, divided among them as the Directors decide and in default equally.

51.3	A Director’s remuneration must not include a commission on, or percentage of, operating revenue.

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51.4	A stated salary or a share of a fixed amount accrues from day-to-day.

51.5	The Company must also pay travelling and other expenses that a Director properly incurs on the Company’s business.

51.6	If a Director performs extra or special services for the Company, the Company may pay to the Director any special remuneration the Directors decide, in addition to the Director’s normal remuneration.

51.7	The Company may pay a former Director, or the estate of a Director who dies in office, a benefit for past services as the Directors decide. This must not exceed the amount permitted by the Corporations Act and the Listing Rules if the Company is listed.

51.8	The Company may establish or support superannuation or similar funds for the Directors, as the Directors decide or as required by law.

52.	Share qualification

52.1	A Director need not be a shareholder of the Company.

52.2	A Director, who is not a shareholder, may still attend and speak at meetings of shareholders.

53.	Director’s interests

53.1	Subject to the Corporations Act and the Listing Rules if the Company is listed, a Director may:

53.1.1	hold an office or place of profit (except as auditor) in the Company, on any terms the Directors decide;

53.1.2	hold an office or otherwise be interested in any related body corporate or other body corporate in which the Company is interested; and

53.1.3	retain benefits for doing so.

53.2	Subject to the Corporations Act and the Listing Rules if the Company is listed:

53.2.1	a Director who has a material personal interest in a matter that is being considered at a Directors’ meeting must not be present during the consideration of the matter and may not vote on the matter;

53.2.2	a Director (or a Spouse, parent or child of a Director or child of a Spouse, or any entity in which a Director or a Spouse, parent or child of a Director or child of a Spouse has an interest) may contract or make an arrangement with the Company (or a related body corporate or a body corporate in which the Company is interested) in any matter in any capacity;

53.2.3	a Director may sign for the Company, or attest the affixing of the common seal to, any document in respect of that contract or arrangement;

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53.2.4	a Director may retain benefits under that contract or arrangement; and

53.2.5	the Company cannot avoid that contract or arrangement because of the Director’s interest.

Part 7 - Proceedings of Directors

54.	Circulating resolutions

54.1	The Directors may pass a resolution without a Directors’ meeting being held, if all Directors entitled to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document.

54.2	Separate copies of a document may be used for signing by Directors, if the wording of the resolution and statement is identical in each copy.

54.3	The resolution is passed when the last of the Directors who approves the resolution signs.

54.4	Passage of the resolution must be recorded in the Company’s minute book.

55.	Meetings

55.1	The Directors may meet, adjourn and otherwise regulate their meetings as they decide.

55.2	A Directors’ meeting may be held using any technology consented to by all the Directors. The consent may be a standing one. A Director may only withdraw consent within a reasonable period before the meeting.

55.3	If a Directors’ meeting is held by telephone link-up or other contemporaneous audio or audio visual communication, a Director is taken to be present unless the Director states to the chairman that the Director is disconnecting his or her telephone or communication device.

56.	Calling meetings

56.1	Any Director may call a Directors’ meeting.

56.2	On the request of any Director, the company secretary must call a Directors’ meeting.

57.	Notice

57.1	Unless otherwise agreed, reasonable notice of a Directors’ meeting must be given to each Director and each alternate.

57.2	The notice must:

57.2.1	specify the day, time and place of the meeting;

57.2.2	state the general nature of the business to be transacted; and

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57.2.3	be given at least 48 hours before the meeting, unless all Directors otherwise agree.

57.3	Non-receipt of notice of a meeting, or failure to give notice of a meeting to a Director or an alternate, does not invalidate anything done at the meeting if:

57.3.1	the failure was accidental;

57.3.2	the Director or alternate gives notice to the Company that he or she waives the notice or agrees to the thing done at the meeting; or

57.3.3	the Director or alternate attends the meeting.

58.	Quorum

58.1	The quorum for a Directors’ meeting is two Directors, unless the Directors otherwise decide.

58.2	In determining whether a quorum is present, the chairman must count alternates. If a Director is also an alternate, the chairman must count the Director as a Director and separately as an alternate. Despite anything else in this clause 58.2, there must always be at least two persons actually present to form a quorum.

58.3	In determining whether a quorum is present, the chairman must not count a Director if he or she is not entitled to vote on a particular resolution under the Corporations Act, the Listing Rules or under this constitution.

58.4	If there are not enough Directors in office to form a quorum, the remaining Directors may act only:

58.4.1	to increase the number of Directors to a quorum;

58.4.2	to call a general meeting of the Company; or

58.4.3	in an emergency.

59.	Chairman and deputy chairman

59.1	The Directors may elect a Director as chairman for any period they decide.

59.2	The Directors may elect a Director as deputy chairman for any period they decide.

59.3	The Directors may remove the chairman or deputy chairman.

59.4	The Directors may decide that either office is an extra or special service for the Company, for the purpose of deciding special remuneration.

59.5	The chairman is entitled to chair each Directors’ meeting.

59.6

If there is no chairman, or if the chairman is not present within 10 minutes after the time appointed for the meeting or is unable or unwilling to act, the deputy chairman may chair the Directors’ meeting. If there is no deputy

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chairman, or if the deputy chairman is not present within 10 minutes after the time appointed for the meeting or is unable or unwilling to act, the Directors present must elect one of themselves to chair the meeting.

59.7	If the chairman is unable or unwilling to chair a part of the meeting, the deputy chairman may chair that part. If there is no deputy chairman, or the deputy chairman is unable or unwilling to act, the Directors present must elect one of themselves to chair that part.

60.	Decisions of Directors

60.1	Subject to the Corporations Act, each Director has one vote.

60.2	If a Director is also an alternate, the Director has one vote as a Director and one vote as an alternate. If a person is an alternate for more than one Director, the person has one vote for each appointment.

60.3	A resolution of the Directors is passed by a majority of votes cast.

60.4	Subject to the Listing Rules if the Company is listed, the chairman has a casting vote.

Part 8 - Directors’ powers

61.	General powers

61.1	The business of the Company is managed by or under the direction of the Directors.

61.2	The Directors may exercise all the powers of the Company except any powers that the Corporations Act or this constitution requires the Company to exercise in general meeting.

62.	Execution of documents

62.1	The Company may execute a document without a common seal if the document is signed by:

62.1.1	two Directors of the Company; or

62.1.2	a Director and a company secretary of the Company.

62.2	If the Company has a common seal, it may execute a document if the seal is fixed to the document and the fixing of the seal is witnessed by:

62.2.1	two Directors of the Company; or

62.2.2	a Director and a company secretary of the Company.

62.3

The Company may execute a document only if authorised by the Directors or by a committee of Directors authorised by the Directors to do so. The Directors may also authorise particular persons or classes of persons to execute

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documents on behalf of the Company subject to such limitations as the Directors decide.

62.4	The Directors may decide, generally or in a particular case, that any two Directors or any Director and company secretary may sign certificates for securities of the Company by mechanical or other means.

62.5	This clause does not limit the ways in which the Directors may decide that the Company may execute a document (including a deed).

63.	Negotiable instruments

The Directors may decide how negotiable instruments (including cheques) may be signed, drawn, accepted, endorsed or otherwise executed.

64.	Committee and delegate

64.1	The Directors may delegate any of their powers (including this power to delegate) to a committee of Directors or to one Director.

64.2	The Directors may revoke or vary that delegation.

64.3	A committee or delegate must exercise the powers delegated subject to any directions of the Directors. The effect of the committee or delegate exercising a power in this way is the same as if the Directors exercised it.

64.4	Part 7 applies with the necessary changes to meetings of a committee.

64.5	The Directors may decide that membership of a committee or acting as a delegate is an extra or special service for the Company, for the purpose of deciding special remuneration.

65.	Attorney and agent

65.1	The Directors may appoint any person to be the attorney or agent of the Company for any purpose, for any period and on any terms (including as to remuneration) the Directors decide.

65.2	The Directors may delegate any of their powers (including the power to delegate) to an attorney or agent.

65.3	The Directors may revoke or vary:

65.3.1	the appointment; or

65.3.2	any power delegated to the attorney or agent.

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Part 9 - Executive officers

66.	Managing Director

66.1	The Directors may appoint one of themselves as managing Director, for any period and on any terms (including as to remuneration) the Directors decide.

66.2	Subject to any agreement between the Company and the managing Director, the Directors may remove or dismiss the managing Director at any time, with or without cause.

66.3	The managing Director will not be subject to retirement by rotation.

66.4	The Directors may delegate any of their powers (including the power to delegate) to a managing Director.

66.5	The Directors may revoke or vary:

66.5.1	the appointment; or

66.5.2	any power delegated to the managing Director.

66.6	A managing Director must exercise the powers delegated subject to any directions of the Directors. The effect of the managing Director exercising a power in this way is the same as if the Directors exercised it.

66.7	A person automatically ceases to be managing Director if the person ceases to be a Director or an executive of the Company.

67.	Company secretary

67.1	The Directors may appoint one or more company secretaries, for any period and on any terms (including as to remuneration) the Directors decide.

67.2	Subject to any agreement between the Company and the company secretary, the Directors may remove or dismiss the company secretary at any time, with or without cause.

67.3	Unless the Directors otherwise decide, the company secretary is the public officer of the Company.

68.	Indemnity

68.1	To the extent permitted by the Corporations Act, the Company:

68.1.1	must indemnify each person who is or has been an Officer of the Company against any liability incurred by the person as an Officer of the Company; and

68.1.2	may pay a premium for a contract insuring an Officer of the Company against that liability.

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68.2	Subject to the Corporations Act, the Company may enter into an agreement or deed with an Officer under which the Company must do all or any of the following:

68.2.1	keep a set of the Company’s books (including minute books) and allow the Officer and the Officer’s advisers access to the books for any period agreed;

68.2.2	indemnify the Officer against any liability incurred by the Officer as an Officer; and

68.2.3	keep the Officer insured for any period agreed in respect of any act or omission by the Officer while an Officer.

68.3	In this clause, Officer means an officer of the Company or of a subsidiary of the Company or both.

Part 10 - Dividends

69.	Who may determine Dividends

69.1	Subject to any special rights or restrictions attached to a share, the Directors may pay Dividends as they decide but only out of profits.

69.2	The Directors may determine that a Dividend will be payable on a share and fix:

69.2.1	the amount;

69.2.2	the time for payment; and

69.2.3	the method of payment.

The methods of payment may include the payment of cash, the issue of shares or other securities, the grant of options and the transfer of assets.

69.3	If the Directors do not exercise their power under this clause, the Company in general meeting may.

70.	Dividends for different classes

Dividends may be paid:

70.1	on shares of one class but not another; and

70.2	at different rates for different classes.

71.	Dividends proportional to paid up capital

71.1	Subject to any special rights or restrictions attached to a share:

71.1.1	the holder of a fully paid share is entitled to the full Dividend on the share (whether the issue price was paid or credited or both); and

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71.1.2	the holder of a partly paid share is not entitled to a greater proportion of a Dividend than the proportion which the amount paid (not credited) is of the total amounts paid and payable (excluding amounts credited) on the share.

71.2	Amounts paid or credited as paid in advance of a call are ignored.

72.	Transfers before payment of Dividend

Subject to the Listing Rules if the Company is listed, the Directors may fix a record date to identify shareholders entitled to a Dividend. A transferee of shares is entitled to a Dividend on the shares only if:

72.1	the Directors fix a record date and the transfer is registered or left with the Company for registration on or before the record date; or

72.2	the Directors do not fix a record date and the transfer is registered or left with the Company for registration on or before the date the Directors pass the resolution that a Dividend will be payable.

73.	No interest

Interest is not payable on a Dividend.

74.	Calls

The Directors may deduct from a Dividend payable to or for a shareholder any money presently payable by the shareholder to the Company for calls or otherwise in respect of any shares held by the shareholder.

75.	Capitalising profits

75.1	The Directors may capitalise any profits and distribute that capital to the shareholders, in the same proportions as the shareholders are entitled in a distribution by Dividend.

75.2	The Directors may decide to apply that capital in either or both of the following ways:

75.2.1	in paying up amounts unpaid on shares already issued; or

75.2.2	in paying up in full any unissued shares or other securities in the Company.

75.3	The shareholders must accept that application of capital in full satisfaction of their interests in the capital.

76.	Transfer of assets

The Directors may settle any problem about a distribution under this Part in any way. This may include:

76.1	rounding up or down amounts to the nearest whole number;

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76.2	ignoring fractions;

76.3	valuing assets for distribution;

76.4	paying cash to any shareholder on the footing of the valuation of the assets; or

76.5	vesting assets in trustees on trust for the shareholders entitled.

77.	Notice of Dividend

The Company must give to the shareholders notice of any Dividend.

78.	Payments

78.1	The Company may pay Dividends and other amounts in respect of a share, at the sole discretion of the Directors:

78.1.1	by crediting a financial institution account authorised by the shareholder; or

78.1.2	by cheque or warrant posted to:

(a)	the address of the holder of the share shown in the register of shareholders;

(b)	if joint holders, to the address (shown in the register of shareholders) of the holder named first in the register of shareholders; or

(c)	to any other address which the holder or joint holders direct in writing.

78.2	A cheque may be made payable to bearer or to the order of the shareholder or any other person the shareholder directs.

78.3	Any joint holder of a share may give an effective receipt for the Dividend or other amounts paid in respect of the share.

79.	Dividend reinvestment plan

The Directors may:

79.1	implement a dividend reinvestment plan on any terms, under which the Dividends of participants are applied in subscribing for securities of the Company or a related body corporate; and

79.2	amend, suspend or end the plan.

80.	Dividend selection plan

The Directors may:

80.1	implement a dividend selection plan on any terms, under which participants may choose:

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80.1.1	to receive a Dividend from the Company out of profits derived from a particular source; or

80.1.2	to forego a Dividend from the Company in place of another distribution from the Company or another body corporate or a trust; and

80.2	amend, suspend or end the plan.

81.	Unclaimed Dividends

The Directors may invest unclaimed Dividends for the benefit of the Company, until they are claimed or dealt with under a law about unclaimed money.

82.	Restricted securities

A shareholder is not entitled to a Dividend on restricted securities (within the meaning of the Listing Rules) under a current Restriction Agreement, while in breach of the agreement.

Part 11 - Winding up

83.	Distribution of assets

Subject to any special rights or restrictions attached to shares:

83.1	if on a winding up there are enough assets to repay all capital to shareholders, all capital must be repaid to the shareholders and any surplus must be distributed among the shareholders in proportion to the amounts paid on their respective shares before the winding up began; or

83.2	if on a winding up there are not enough assets to repay all capital to shareholders, the available assets must be distributed among the shareholders in proportion to the amounts paid on their respective shares before the winding up began (without the necessity of a call up).

84.	Distribution of property in kind

84.1	Subject to any special rights or restrictions attached to shares, on a winding up, the liquidator may, with the sanction of a special resolution of shareholders:

84.1.1	distribute among the shareholders the whole or any part of the property (in its actual state) of the Company; or

84.1.2	decide how to distribute the property as between the shareholders or different classes of shareholders.

84.2	The liquidator may settle any problem about a distribution under this clause in any way. This may include:

84.2.1	rounding up or down amounts to the nearest whole number;

84.2.2	ignoring fractions;

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84.2.3	valuing assets for distribution;

84.2.4	paying cash to any shareholder on the footing of the valuation of the assets;

84.2.5	vesting assets in a trustee on trust for the shareholders entitled; or

84.2.6	capitalising profits and distributing capital as if the liquidator were the Directors.

84.3	A shareholder need not accept a security carrying a liability.

85.	Restricted shares

Restricted shares, under a Restriction Agreement current at the start of the winding up, must rank behind all other shares in the repayment of capital on a winding up.

86.	Commissions

86.1	The Company must not pay to a Director, the Directors or a liquidator a commission or fee for sale of assets on a winding up, unless approved by the shareholders.

86.2	The Company must notify the shareholders of the amount of the proposed commission or fee in the notice of the shareholders’ meeting.

Part 12 - Records

87.	Register

The Company must keep a register of shareholders in accordance with the Corporations Act.

88.	Branch registers

88.1	The Company may keep a branch register of shareholders in any place.

88.2	The Directors may regulate the transfer of shares among the main register of shareholders and branch registers of shareholders.

89.	Inspection

The Company must allow inspection of any register of shareholders only as required by the Corporations Act.

90.	Evidence of register

Unless proved incorrect, the register of shareholders is sufficient evidence of the matters shown in the register.

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91.	Minute book

91.1	The Company must keep minute books in which it records within one month:

91.1.1	proceedings and resolutions of meetings of the members;

91.1.2	proceedings and resolutions of Directors’ meetings (including meetings of a committee of Directors);

91.1.3	resolutions passed by members without a meeting; and

91.1.4	resolutions passed by Directors without a meeting.

91.2	The Company must ensure that minutes of a meeting are signed within a reasonable time after the meeting by one of the following:

91.2.1	the chair of the meeting; or

91.2.2	the chair of the next meeting.

91.3	The Company must ensure that minutes of the passing of a resolution without a meeting are signed by a Director within a reasonable time after the resolution is passed.

92.	Evidence of minutes

A minute that is so recorded and signed is evidence of the proceeding, resolution or declaration to which it relates, unless the contrary is proved.

93.	Financial records

93.1	The Company must keep the financial records required by the Corporations Act.

93.2	The financial records must be audited as required by the Corporations Act.

94.	Inspection

Unless authorised by the Directors or the Company in general meeting or the Corporations Act, a shareholder is not entitled to inspect the Company’s books.

Part 13 - Notices and interpretation

95.	In writing

Notice must be in writing and in English, and may be given by an authorised representative of the sender.

96.	Notice to shareholders

96.1	The Company may give notice to a shareholder:

96.1.1	personally;

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96.1.2	by sending it by post to the address of the shareholder in the register of shareholders or the alternative address (if any) nominated by the shareholder;

96.1.3	by sending it to the fax number or electronic address (if any) nominated by the shareholder;

96.1.4	by sending it to shareholder by other electronic means nominated by the shareholder.

96.2	Without limitation, if a shareholder nominates:

96.2.1	an electronic means by which they may be notified that notices of meeting are available; and

96.2.2	an electronic means they may use to access notices of meeting,

the Company may give the shareholder notice of a shareholder meeting by notifying the shareholder (using the notification means nominated by the shareholder):

96.2.3	that the notice of meeting is available; and

96.2.4	how the shareholder may use the access means nominated by the shareholder to access the notice of meeting.

96.3	The Company may give notice to a person entitled to a share because of a Transmission Event in the same ways.

96.4	Notice to joint shareholders must be given to the joint shareholder named first in the register of shareholders.

96.5	Notice to a person, entitled to a share because of a Transmission Event, is taken to be notice to the shareholder.

96.6	A notice to a shareholder is sufficient, even if the shareholder (whether or not a joint shareholder) is dead, mentally incapacitated, an infant, bankrupt or an externally-administered body corporate, and the Company has notice of that event.

96.7	A person, entitled to a share because of a transfer, Transmission Event or otherwise, is bound by every notice given in respect of the share.

97.	Notice to Directors

The Company may give notice to a Director or alternate Director:

97.1	personally;

97.2	by sending it by post to the Director’s or alternate Director’s usual residential or business address or any other address nominated by them;

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97.3	if a notice calling a meeting - by sending it to the fax or electronic address (if any) nominated by the Director or alternate, only if all the Directors have consented to the use of that technology; or

97.4	if any other kind of notice - by sending it to the fax or electronic address (if any) nominated by the Director or alternate.

98.	Notice to the Company

98.1	A person may give notice to the Company:

98.2	by leaving it at the Company’s registered office;

98.3	by sending it by post to the Company’s registered office; or

98.4	by sending it to the fax or electronic address (if any) of the Company’s registered office.

99.	Addresses outside Australia

A notice sent by post to or from a place outside Australia must be sent by air mail.

100.	Time of service

100.1	A notice sent by post within Australia is taken to be given one day after posting.

100.2	A notice sent by post to or from a place outside Australia is taken to be given two days after posting.

100.3	A notice sent by fax, or other electronic means, is taken to be given on the Business Day after it is sent (if the sender’s transmission report shows that the whole notice was sent to the correct facsimile number).

100.4	A notice of meeting given to a shareholder by electronic means in accordance with clause 96.2 is taken to be given on the business day after the day on which the shareholder is notified that the notice of meeting is available.

101.	Listing Rules

If the Company is listed on ASX:

101.1	notwithstanding anything contained in this constitution, if the Listing Rules prohibit an act being done, the act must not be done;

101.2	nothing contained in this constitution prevents an act being done that the Listing Rules require to be done;

101.3	if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be);

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101.4	if the Listing Rules require this constitution to contain a provision and it does not contain such a provision, this constitution is deemed to contain that provision;

101.5	if the Listing Rules require this constitution not to contain a provision and it contains such a provision, this constitution is deemed not to contain that provision; and

101.6	if any provision of this constitution is or becomes inconsistent with the Listing Rules, this constitution is deemed not to contain that provision to the extent of the inconsistency.

102.	Operating rules of CS facility

The Company must comply with the operating rules of the CS facility if the Company is bound by those rules.

103.	Interpretation

In this constitution, unless the context otherwise requires:

103.1	subject to the next clause, a word or phrase has the same meaning as it has in the Corporations Act;

103.2	singular includes plural and plural includes singular;

103.3	words of one gender include any other gender;

103.4	reference to legislation includes any amendment to it, any legislation substituted for it, and any statutory instruments issued under it and in force;

103.5	reference to a person includes a corporation, a firm and any other entity;

103.6	headings do not affect interpretation; and

103.7	the Company must not exercise any power in contravention of the Corporations Act or the Listing Rules if the Company is listed or the operating rules of the CS facility, if applicable.

104.	Definitions

In this constitution:

ASX means ASX Limited and any successor body;

ASIC means the Australian Securities and Investments Commission;

ASTC means the ASX Settlement and Transfer Corporation Pty Limited;

Business Day means:

(a)	while the Company is listed on ASX, Monday to Friday inclusive, except New Year’s Day, Good Friday, Easter Monday, Christmas Day, Boxing Day, and any other day that ASX declares is not a business day; or

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(b)	while the Company is not listed on ASX, any day except a Saturday or Sunday or other public holiday in the State of New South Wales Australia;

Company means the company named in clause 1 (as that name may be changed from time to time);

Corporations Act means the Corporations Act 2001 as amended or replaced from time to time;

CS Facility means the prescribed Australian clearing and settlement facility;

Directors means the directors of the Company and may include an alternate director;

Dividend means a dividend paid or to be paid by the Company and includes, without limitation, interim dividend and bonus;

Listing Rules means the listing rules of ASX and any other rules of ASX which are applicable while the Company is listed on ASX, each as amended or replaced from time to time, except to the extent of any express written waiver by ASX;

Restriction Agreement means a restriction agreement within the meaning of the Listing Rules;

Spouse of a person means:

(a)	that person’s husband, wife, widow or widower (whether or not remarried); or

(b)	anyone else who, although not legally married to that person, in the Directors’ opinion, lives or lived with that person on a genuine domestic basis as the husband or wife of that person; and

Transmission Event means:

(a)	if the shareholder is an individual - death, bankruptcy, or becoming of unsound mind or becoming a person whose property is liable to be dealt with under a law about mental health; or

(b)	if the shareholder is a body corporate - the deregistration or winding up of the shareholder or the succession by another body corporate to the assets and liabilities of the shareholder.

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